UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2009

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 Philadelphia Way

Lanham, Maryland 20706-4417

(Address of principal executive offices)

(301) 731-4233

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2009, Integral Systems, Inc. (the “Company”) entered into the Second Amendment (the “Second Amendment”) to the employment agreement by and between the Company and John B. Higginbotham, the Company’s Chief Executive Officer and President, as previously amended (the “Agreement”). The Second Amendment deleted Section 7.4 of the Agreement, which provided for a “golden parachute” excise tax gross-up payment, so that Mr. Higginbotham will no longer have a right to any gross-up of any excise tax that may be imposed on him in connection with payments that are contingent upon a change in control. The Second Amendment also revised Section 3.5 of the Agreement to provide that the cash bonus that Mr. Higginbotham may be entitled to receive in connection with a change in control will be paid upon any change in control that occurs before the 30-month anniversary, instead of the 18-month anniversary, of the Agreement.

The preceding summary of the Second Amendment is qualified in its entirety by reference to the text of the Second Amendment, which is filed with this report as Exhibit 10.1.

Item 8.01    Other Events, Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following material is attached as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Second Amendment to Employment Agreement by and between Integral Systems, Inc. and John B. Higginbotham

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: February 20, 2009	By:	/s/ Jeffrey A. Rosolio
	Name:	Jeffrey A. Rosolio
	Title:	Executive Vice President, Human Resources and Administration, and Secretary